Exhibit 99.1

Contacts
Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 404.460.8578
Fax: +1 510.777.7001	E: aurora.arlet@edelman.com
E: investor-relations@zhone.com

Zhone Technologies Reports Second Quarter 2013 Financial Results

Oakland, CA - July 17, 2013 - Zhone Technologies, Inc. (NASDAQ: ZHNE), a global pioneer in FTTx network access solutions, today reported its financial results for the second quarter ended June 30, 2013.

Revenue for the second quarter of 2013 was $30.0 million compared to $28.4 million for the first quarter of 2013 and $30.8 million for the second quarter of 2012. Net income for the second quarter of 2013, calculated in accordance with generally accepted accounting principles (“GAAP”), was $1.1 million or $0.03 per share compared with net income of $0.2 million or $0.01 per share for the first quarter of 2013 and a net loss of $2.1 million or $0.07 per share for the second quarter of 2012. Adjusted earnings before stock-based compensation, interest, taxes, and depreciation (“adjusted EBITDA”) was an adjusted EBITDA profit of $1.3 million for the second quarter of 2013, compared to an adjusted EBITDA profit of $0.6 million for the first quarter of 2013 and an adjusted EBITDA loss of $1.7 million for the second quarter of 2012.

"We're pleased to announce that we achieved or exceeded our revenue, gross margin and expense targets for the quarter thereby generating positive free cash flow from operations," stated Mory Ejabat, Zhone's chief executive officer. "For the third quarter in a row, we have generated positive net income and cash flow from operations further strengthening our financial position. We continue to focus on profitability as our number one financial objective and expect to improve that profitability in the second half of 2013."

Cash, cash equivalents and short-term investments at June 30, 2013 was $12.7 million compared to $11.1 million at December 31, 2012.

Zhone will conduct a conference call and audio webcast today, July 17, 2013, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its second quarter 2013 results. This call is open to the public by dialing +1 (866) 314-5232 for U.S. callers and +1 (617) 213-8052 for international callers and then entering passcode 59793121. The audio webcast will be simultaneously available on the Investor Relations section of Zhone's website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 77481386. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures
To supplement Zhone's consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone's past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance, including the Company's ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss).
About Zhone Technologies
Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in all IP multi-service access solutions, serving more than 750 of the world's most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future…today, supporting end-to-end Voice, Data, Entertainment Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company's products; intense competition in the communications equipment market; the Company's ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company's SEC filings available at www.sec.gov, including without limitation, the Company's annual report on Form 10-K for the year ended December 31, 2012 and the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2013. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net revenue	$30,048	$28,379	$30,835	$58,427	$57,897
Cost of revenue	18,436	17,875	21,556	36,311	40,228
Stock-based compensation	—	—	7	—	17
Gross profit	11,612	10,504	9,272	22,116	17,652
Operating expenses:
Research and product development (1)	3,920	3,660	4,820	7,580	9,745
Sales and marketing (1)	5,073	4,822	4,825	9,895	9,540
General and administrative (1)	1,525	1,689	1,719	3,214	3,813
Total operating expenses	10,518	10,171	11,364	20,689	23,098
Operating income (loss)	1,094	333	(2,092)	1,427	(5,446)
Other expense, net	2	(71)	6	(69)	(21)
Income (loss) before income taxes	1,096	262	(2,086)	1,358	(5,467)
Income tax provision	40	32	16	72	49
Net income (loss)	$1,056	$230	$(2,102)	$1,286	$(5,516)
Other comprehensive income (loss)	(78)	(5)	(20)	(83)	(16)
Comprehensive income (loss)	$978	$225	$(2,122)	$1,203	$(5,532)
Weighted average shares outstanding
Basic	31,222	31,118	30,985	31,170	30,871
Diluted	32,696	31,758	30,985	31,859	30,871
Earnings per common share
Basic	$0.03	$0.01	$(0.07)	$0.04	$(0.18)
Diluted	$0.03	$0.01	$(0.07)	$0.04	$(0.18)
(1) Amounts include stock-based compensation costs as follows:
Research and product development	$—	$—	$41	$—	$85
Sales and marketing	—	—	33	—	68
General and administrative	134	$178	182	312	262
	$134	$178	$256	$312	$415
GAAP net income (loss)	$1,056	$230	$(2,102)	$1,286	$(5,516)
Stock-based compensation	134	178	263	312	432
Interest expense	10	39	9	49	27
Income taxes	40	32	16	72	49
Depreciation	92	82	80	174	157
Non-GAAP Adjusted EBITDA income (loss)	$1,332	$561	$(1,734)	$1,893	$(4,851)

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$12,722	$11,119
Accounts receivable	27,774	25,820
Inventories	20,143	21,404
Prepaid expenses and other current assets	1,945	2,590
Total current assets	62,584	60,933
Property and equipment, net	623	583
Other assets	185	208
Total assets	$63,392	$61,724
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,904	$7,229
Line of credit	10,000	10,000
Accrued and other liabilities	9,019	8,836
Total current liabilities	26,923	26,065
Other long-term liabilities	3,011	3,719
Total liabilities	29,934	29,784
Stockholders’ equity:
Common stock	31	31
Additional paid-in capital	1,073,154	1,072,839
Other comprehensive income	133	216
Accumulated deficit	(1,039,860)	(1,041,146)
Total stockholders’ equity	33,458	31,940
Total liabilities and stockholders’ equity	$63,392	$61,724

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